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                                                                 EXHIBIT 10.31.1

                                 AMENDMENT NO. 1
                                       TO
                             CONTRIBUTION AGREEMENT



         THIS AMENDMENT NO. 1 TO CONTRIBUTION AGREEMENT (this "Amendment") is made and entered into as of the 7th day of December, 2003, by and among: (i) La Grange Energy, L.P., a Texas limited partnership ("La Grange"), (ii) Heritage Propane Partners, L.P., a Delaware limited partnership ("Heritage MLP") and
(iii) U.S. Propane, L.P., a Delaware limited partnership ("Heritage GP"). La Grange, Heritage MLP and Heritage GP are sometimes referred to in this Amendment individually as a "Party" and collectively as the "Parties."

                                   WITNESSETH:

         WHEREAS, the Parties are the parties to that certain Contribution Agreement, dated November 6, 2003 (the "Original Agreement");

         WHEREAS, Section 8.3 of the Original Agreement provides that the Original Agreement may only be amended by an instrument in writing signed by each of the Parties;

         WHEREAS, the undersigned Parties are all of the parties to the Original Agreement; and

         WHEREAS, the Parties desire to enter into this Amendment in order to amend and restate certain provisions of the Original Agreement in their entirety;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and in the Original Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Original Agreement as follows:

         1. Certain Definitions. Terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Original Agreement.

         2. Amendments to the Original Agreement.

                  (a) Section 2.4 Amendments. Section 2.4 of the Original Agreement is hereby amended to (i) insert the word "actual" immediately prior to the words "capital expenditures" and (ii) delete the phrase "in an amount as mutually agreed to by the Parties" and to insert in lieu thereof the phrase "in an amount as mutually determined by the Parties."

                  (b) Section 2.5 Amendments. Section 2.5 of the Original Agreement is hereby amended to (i) insert the word "actual" immediately prior to the words "capital expenditures" and (ii) delete the phrase "in an amount as mutually agreed to by the Parties" and to insert in lieu thereof the phrase "in an amount as mutually determined by the Parties."

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                  (c) Section 3.2(e) Amendment. Section 3.2(e) of the Original
Agreement is hereby amended to delete the word "and" and to insert in lieu thereof the phrase "in substantially the form" immediately preceding the phrase "attached hereto as Exhibit 3.2(e)(i)."

                  (d) Section 7.1 Amendments. Section 7.1 of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

                  "7.1 CONDITIONS TO CLOSING OF LA GRANGE.

                  The obligations of La Grange to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the fulfillment by each of the Heritage Parties on or prior to the Closing Date of each of the following conditions:

                  (a) Representations and Warranties True. All the representations and warranties of the Heritage Parties contained in this Agreement, and in any agreement, instrument or document delivered by any of the Heritage Parties pursuant to this Agreement on or prior to the Closing Date shall be true and correct, individually and in the aggregate, in all material respects (other than any representation or warranty that is qualified by materiality or a Heritage Material Adverse Effect, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date.

                  (b) Covenants and Agreements Performed. Each of the Heritage Parties shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by it, including, but not limited to, the consummation of the transactions required to be completed pursuant to
         Section 2.2.

                  (c) Certificates. La Grange shall have received a certificate from each of the Heritage Parties, in substantially the form set forth in Exhibit 7.1(c), dated the Closing Date, representing and certifying that the conditions set forth in Sections 7.1(a) and 7.1(b) have been fulfilled and a certificate as to the incumbency of the officers executing this Agreement on behalf of the Heritage Parties.

                  (d) Legal Proceedings. No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, and no statute, rule, regulation or executive order promulgated or enacted by a Governmental Authority, shall be in effect that restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated hereby. No Proceeding before a Governmental Authority shall be pending (A) seeking to restrain or prohibit the consummation of the transactions contemplated hereby or (B) that could reasonably be expected, if adversely determined, to impose any material limitation on the ability of La Grange to convey the La Grange Assets or to receive full payment therefore.


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                  (e) Consents. All Consents set forth on Schedule 7.1(e) shall have been obtained or made and shall be in full force and effect as to the Heritage Parties at the time of the Closing.

                  (f) No Heritage Material Adverse Effect. Since the date of this Agreement, there shall not have been any event or condition having a Heritage Material Adverse Effect.

                  (g) Deliveries. The Heritage Parties shall have delivered the Equity Consideration and shall have delivered to an account designated by La Grange the Cash Consideration and the Capital Expenditures Payment.

                  (h) Acquisition Agreement; HHI Purchase Agreement. The Acquisition Agreement and the HHI Purchase Agreement shall have been executed and delivered by the parties thereto and all conditions to closing therein (other than the closing of the transactions pursuant to this Agreement) shall have been satisfied or waived.

                  (i) HSR Waiting Period. If applicable, the waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated without any adverse condition attached thereto.

                  (j) Amendment to Heritage MLP Partnership Agreement. Amendment No. 5 to the MLP Partnership Agreement and Amendment No. 3 to the OLP Partnership Agreement shall have been duly executed and adopted and shall be in full force and effect.

                  (k) Listing. The Common Units issuable to La Grange pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange subject to official notice of issuance.

                  (l) Legal Opinion. La Grange shall have received the written opinion from Doerner, Saunders, Daniel & Anderson, L.L.P. in substantially the form attached hereto as Exhibit 7.1(l).

                  (m) Equity Financing. Heritage MLP shall have completed, or shall complete contemporaneously with the Closing, a public offering of Common Units with minimum net proceeds to Heritage MLP of $250 million, on terms and conditions acceptable to Heritage MLP (the "Equity Financing").

                  (n) Debt Financing. Heritage MLP, or one or more Subsidiaries of Heritage MLP, shall have entered into one or more credit arrangements on terms and conditions substantially as set forth on
         Schedule 7.1(n) and which will provide for loans to be funded at or contemporaneously with Closing of at least $275 million (the "Debt Financing").


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                  (o) Waiver of Prepayment Premiums. The Heritage Parties shall have obtained waivers or amendments under their existing debt facilities which would serve to avoid the triggering of any debt prepayment premiums for which the Heritage Parties may be obligated to pay as a result of the transactions contemplated by this Agreement or the Acquisition Agreement, and such waivers or amendments shall not have been withdrawn (the "Prepayment Waivers")."

                  (e) Section 7.2 Amendments. Section 7.2 of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

                  "7.2 CONDITIONS TO CLOSING OF THE HERITAGE PARTIES.

                  The obligations of each of the Heritage Parties to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the fulfillment by La Grange on or prior to the Closing Date of each of the following conditions:

                  (a) Representations and Warranties True. All the representations and warranties of La Grange contained in this Agreement, and in any agreement, instrument or document delivered by La Grange pursuant to this Agreement on or prior to the Closing Date shall be true and correct, individually and in the aggregate, in all material respects (other than any representation or warranty that is qualified by materiality or a La Grange Material Adverse Effect, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date.

                  (b) Covenants and Agreements Performed. La Grange shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by them, including, but not limited to, the consummation of the transactions required to be completed pursuant to Section 2.2(b). In addition, La Grange shall have performed and complied with all the covenants set forth in Sections 6.12 and 6.13.

                  (c) Certificates. The Heritage Parties shall have received a certificate from La Grange, in substantially the form set forth in
         Exhibit 7.2(c), executed by La Grange, dated the Closing Date, representing and certifying that the conditions set forth in Sections 7.2(a) and 7.2(b) have been fulfilled and a certificate as to the incumbency of any officer executing this Agreement on behalf of La Grange.

                  (d) Legal Proceedings. No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, and no statute, rule, regulation or executive order promulgated or enacted by a Governmental Authority, shall be in effect (i) that restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated hereby or (ii) that would impose any material limitation on the ability of Heritage MLP effectively to exercise full rights of ownership of the La Grange Interests and La Grange Assets to be acquired by Heritage MLP under this Agreement. No Proceeding before a Governmental Authority shall be pending (A) seeking to


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         restrain or prohibit the consummation of the transactions contemplated hereby or (B) that could reasonably be expected, if adversely determined, to impose any material limitation on the ability of Heritage MLP effectively to exercise full rights of ownership of the La Grange Interests and La Grange Assets to be acquired by Heritage MLP under this Agreement.

                  (e) Consents. All Consents set forth on Schedule 7.2(e) shall have been obtained or made and shall be in full force and effect as to La Grange or the La Grange Entities at the time of the Closing.

                  (f) No La Grange Material Adverse Effect. Since the date of this Agreement, there shall not have been any event or condition having a La Grange Material Adverse Effect.

                  (g) Deliveries. La Grange shall have delivered the certificates representing all of the outstanding La Grange Shares, duly endorsed in blank or accompanied by transfer powers.

                  (h) Acquisition Agreement; HHI Purchase Agreement. The Acquisition Agreement and the HHI Purchase Agreement shall have been executed and delivered by the parties thereto and all conditions to closing therein (other than the closing of the transactions pursuant to this Agreement) shall have been satisfied or waived.

                  (i) HSR Waiting Period. If applicable, the waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated without any adverse condition attached thereto.

                  (j) Application for Issuance - Common Units. At the Closing, La Grange will deliver the Application for Issuance of Common Units, substantially in the form attached as Exhibit 7.2(j).

                  (k) Legal Opinion. The Heritage Entities shall have received the written opinion from Thompson & Knight, L.L.P. and such other written opinions of counsel as may be required in substantially the form attached hereto as Exhibit 7.2(k)."

                  (f) Section 8.1 Amendments. Section 8.1(j) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

                  "(j) [Intentionally Omitted.]"

         3. Agreement to Amend. This Amendment shall represent the requisite consent of the Parties pursuant to Section 8.3 of the Original Agreement to amend the Original Agreement.

         4. Counterparts. This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


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         5. Modification. This Amendment may not be modified, supplemented or amended in any respect except by written instrument executed by all Parties hereto.



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

                             LA GRANGE ENERGY, L.P.


                             BY:
                                -----------------------------------
                                General Partner

                                By:
                                   ---------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------



                             HERITAGE PROPANE PARTNERS, L.P.

                             BY:  U.S. Propane, L.P., General Partner

                                  By: U.S. Propane, L.L.C., General Partner

                                      By:
                                         ---------------------------------
                                         Name:
                                              ----------------------------
                                         Title:
                                               ---------------------------


                             U.S. PROPANE, L.P.

                             BY:  U.S. Propane, L.L.C., General Partner


                                  By:
                                     ------------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------